Exhibit 10.23

December [*], 2018

Inspyr Therapeutics, Inc.

31200 Via Colinas #200

Westlake Village, CA 91362

Re:	Inspyr Therapeutics, Inc. - Subscription for Shares of Series D Preferred Stock

Ladies and Gentlemen:

The undersigned hereby acknowledges and agrees to the following:

1.       The undersigned hereby subscribes for shares totaling an aggregate consideration of $5,000 of Series D Convertible Preferred Stock, par value $0.0001 per share (“Preferred Stock”), of Inspyr Therapeutics, Inc., a Delaware corporation (the “Corporation”), at a price per share equal to $1.00. The Preferred Stock shall have (i) a stated value of $1.00 per share, (ii) be convertible into common stock, par value $0.0001 of the Corporation, and (iii) such rights and preferences as contained in the Certificate of Designation of Series D Convertible Preferred Stock (“COD”), filed with the Delaware Secretary of State on [*],2018 and as attached hereto as Exhibit A.

2.       The undersigned (a) has a preexisting personal or business relationship with the Corporation or one or more of its officers or directors, or (b) by reason of the undersigned’s business or financial experience, or by reason of the business or financial experience of the undersigned’s financial advisor who is not affiliated with, and who is not compensated directly or indirectly by, the Corporation or any affiliate or selling agent of the Corporation, the undersigned is capable of evaluating the risks and merits of an investment in the Preferred Stock and or protecting the undersigned’s own interests in connection with the Preferred Stock;

3.       All of the Preferred Stock so received will be taken by the undersigned for its own account as an investment and not with a view to the distribution thereof;

4.       It is understood that the Corporation will issue the Preferred Stock without their registration under the Securities Act of 1933, as amended (the “Act”); therefore, the Preferred Stock may not be resold or transferred unless they are registered under the Act or unless an exemption from registration is available. The undersigned acknowledges that there are substantial restrictions on the transferability of the shares of Preferred Stock and accordingly, it may not be possible for the undersigned to liquidate an investment in the Corporation;

5.       The undersigned hereby covenants and agrees that the undersigned will, from time to time if requested by the Corporation or its successors or assigns, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, to the Corporation or its successors or assigns, such and all further acts, transfers, assignments, deeds, powers and assurances of title, and additional papers and instruments, and cause to be done all acts or things as often as may be proper or necessary for better conveying, transferring and assigning of all of the property hereby conveyed, transferred or assigned, and effectively to carry out the intent hereof, and to vest in the entire right, title and interest of the undersigned in and to all of the said property, and the undersigned will warrant and defend the same to the Corporation or its successors or assigns, forever against all claims or demands whatsoever.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed and delivered as of the date first above written.

Very truly yours,

By:
[*]

Acknowledged and Approved by

INSPYR THERAPEUTICS, INC.

:
By:	Christopher Lowe
Its:	Chief Executive Officer

EXHIBIT A

CERTIFICATE OF DESIGNATION OF SERIES D CONVERTIBLE PREFERRED
STOCK